Exhibit 10.1

***Text Omitted and Filed Separately with the Securities and

Exchange Commission. Confidential Treatment Requested

Under 17. C.F.R. Sections 200.80(b)(4) and 240.24b-2.

THIRD AMENDMENT TO

COLLABORATIVE RESEARCH, DEVELOPMENT

AND LICENSE AGREEMENTS

THIS THIRD AMENDMENT TO COLLABORATIVE RESEARCH, DEVELOPMENT AND LICENSE AGREEMENTS (the “Third Amendment”) is entered into as of March 3, 2008 (the “Third Amendment Effective Date”) by and between ACADIA PHARMACEUTICALS INC., a Delaware corporation (“ACADIA”) with offices at 3911 Sorrento Valley Blvd., San Diego, CA 92121, and ALLERGAN SALES, LLC, a Delaware limited liability company (“Allergan”) with offices at 2525 Dupont Drive, Irvine, CA 92612, and ALLERGAN, INC., a Delaware corporation, solely as guarantor of the performance under this Agreement by Allergan.

RECITALS

WHEREAS, the parties previously entered into that certain Collaborative Research, Development and License Agreement, dated September 24, 1997 (as amended by the First Amendment and the Second Amendment described below, the “1997 Agreement”), pursuant to which the parties conducted collaborative research regarding, among other things, receptor selective compounds with the goal of establishing drug discovery programs related to such receptor selective compounds;

WHEREAS, the parties previously entered into that certain Collaborative Research, Development and License Agreement, dated July 26, 1999 (the “1999 Agreement”), pursuant to which the parties conducted collaborative research regarding […***…] muscarinic compounds for the treatment or prevention of ocular disease.

WHEREAS, the 1997 Agreement was first amended on March 27, 2003 (the “First Amendment”) to continue the collaboration under the 1997 Agreement with respect to alpha adrenergic receptors and on the same date the parties entered into a new Collaborative Research, Development and License Agreement (the “2003 Agreement”) regarding ACADIA’s chemical-genomics assets;

WHEREAS, the 1997 Agreement and the 2003 Agreement were amended on February 28, 2006 (the “Second Amendment”) to continue the collaboration under the 1997 Agreement and the 2003 Agreement with respect to alpha adrenergic receptors and to continue to collaborate on other receptor selective compounds included in ACADIA’s chemical-genomics assets;

WHEREAS, the periods for research to be done pursuant to the 1997 Agreement and the 2003 Agreement (together, the “Agreements”) will expire on March 27, 2008;

WHEREAS, the parties wish to continue their research collaboration under the Agreements on alpha adrenergic receptors (the “Alpha Adrenergic Research Program”);

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WHEREAS, the parties may wish to collaborate on muscarinic selective compounds included in ACADIA’s chemical-genomics assets for eye care indications pursuant to the 2003 Agreement and on the terms set forth below; and

WHEREAS, the parties may wish to expand their collaboration on […***…] muscarinic selective compounds for eye-care indications on the terms set forth below.

NOW THEREFORE, in consideration of the foregoing and the covenants and premises contained in this Third Amendment, the parties hereby agree as follows:

1. Alpha Adrenergic Research Program Continuation. The Alpha Adrenergic Research Program shall continue with contribution from both Allergan and ACADIA, as applicable, under the terms of the Agreements, as amended by this Third Amendment. The Alpha Adrenergic Research Program shall be managed by the Joint Research Committee as set forth in Section 3 of the 2003 Agreement. Research funding for the Alpha Adrenergic Research Program shall be […***…]. The Research Term of the Agreements with respect to the Alpha Adrenergic Research Program shall be extended to cover the period beginning March 28, 2008 and ending March 27, 2009 (the “Additional Extension Period”).

2. FTE Funding. During the Additional Extension Period, Allergan shall fund a minimum of […***…] and up to a maximum of […***…]. The Joint Research Committee (the “JRC”) shall determine the work to be done under the Alpha Adrenergic Research Program and the appropriate number of FTEs for such level of work. During the Additional Extension Period, Allergan, with the consent of the JRC, also may elect to pursue one or both of the Additional Extension Programs (as defined below). If Allergan elects to pursue an Additional Extension Program, the JRC shall determine the number of ACADIA FTEs required for such program and the provisions of Section 3 below for the applicable Additional Research Program(s) shall apply. The allocation of FTEs between such Additional Extension Program(s), if any, and the Alpha Adrenergic Research Program shall be decided by the JRC, provided however in the event that the parties do not agree on such allocation, notwithstanding Section 15.2 of the 2003 Agreement, […***…].

3. Additional Extension Programs.

a.	During the Additional Extension Period ACADIA, if directed by the JRC, will undertake discovery efforts to identify new compounds that meet mutually acceptable selection criteria for muscarinic selective compounds for […***…]. These efforts will include mining of ACADIA’s library of muscarinic compounds, re-screening where desired, in vitro pharmacology/characterization, and supporting synthesis to enable selection of potential compounds by Allergan for in vivo pharmacology and potential development (the “[…***…] Extension Program”). If the […***…] Extension Program is commenced, then muscarinic selective compounds identified pursuant to the […***…] Extension Program will be designated as a Selected Target/Chemistry (as defined in the 2003 Agreement) in accordance with Section 5.1 of the 2003

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Agreement; provided that the right to exercise the Option (as defined in the 2003 Agreement) for such Selected Target/Chemistry shall expire on March 27, 2009, notwithstanding the Option Period definition in Section 1.45 of the 2003 Agreement.

b.	During the Additional Extension Period, ACADIA, if directed by the JRC, will provide Allergan with access to its library of […***…] muscarinic selective compounds for the purpose of establishing a pool of compounds, from which Allergan may chose a backup compound (the “[…***…] Extension Program” and, together with the […***…] Extension Program, the “Additional Extension Programs”). If the […***…] Extension Program is commenced, the parties will establish mutually acceptable selection criteria for […***…] muscarinic selective compounds and ACADIA will provide information on its existing compounds meeting these criteria for evaluation by the parties. The parties will then agree on a pool of ten (10) compounds, which will be available to Allergan during the Additional Extension Period for the purpose of selecting one compound as a backup; provided that the parties may agree to remove and add compounds to the pool, so long as the total number of compounds in the pool does not exceed ten (10). Any […***…] muscarinic selective compound selected from such pool will be treated as a Collaboration Lead Compound (as defined in the 1999 Agreement and in addition to AC-262271, which has been advanced by the parties pursuant to the 1999 Agreement) pursuant to the terms of the 1999 Agreement; provided that the right to name this second Collaboration Lead Compound shall expire on March 27, 2009.

4. RESEARCH COORDINATORS. Allergan and ACADIA shall each appoint an individual to act as the research coordinator for such party (each, a “Research Manager”). The Research Managers shall be the primary contact for the parties regarding the activities contemplated by this Third Amendment and shall facilitate all such activities hereunder. The initial Research Manager for Allergan shall be Daniel Gil and the initial Research Manager for ACADIA shall be Fabrice Piu. Each party may replace its Research Manager with another individual at any time with prior written notice to the other party. Each Research Manager who is not otherwise a member of the JRC shall be permitted to attend meetings of the JRC.

5. EXPLORATORY INDS. The term “IND,” as used in the 1997 Agreement, the 1999 Agreement, and the 2003 Agreement, shall be construed to mean an IND filed for the purpose of conducting dose escalation, safety, and tolerance studies in humans; the term excludes exploratory INDs. The effect of this provision is that ACADIA will not receive a milestone payment under any of the foregoing agreements between the parties on the filing or acceptance of an exploratory IND; a milestone payment shall be due under Section 6.3 of the 1997 Agreement, Section 7.3 of the 1999 Agremeent, and Section 8.5 of the 2003 Agreement only on the filing and acceptance of an IND describing dose escalation, safety, or tolerance studies.

6. FULL FORCE AND EFFECT. Except as it may specifically be amended by this Third Amendment, each of the 1997 Agreement, the 1999 Agreement, the 2003 Agreement, and any amendments to those agreements, shall remain in full force and effect. If there is any inconsistency or conflict between any provision in this Third Amendment and any of the foregoing agreements, the provision in this Third Amendment shall control.

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7. MISCELLANEOUS. This Third Amendment may be signed in counterparts, each of which shall be deemed an original, all of which taken together shall be deemed one instrument. This Third Amendment shall be governed by the laws of the State of California as such laws are applied to contracts entered into or to be performed entirely within such state.

IN WITNESS WHEREOF, the parties hereto have duly executed this THIRD AMENDMENT TO COLLABORATIVE RESEARCH, DEVELOPMENT AND LICENSE AGREEMENTS.

ACADIA PHARMACEUTICALS INC.

ALLERGAN SALES, LLC, a Delaware limited liability company, a successor in interest of

VISION PHARMACEUTICALS L.P.,

A Texas limited partnership, dba Allergan,

by Allergan General, Inc.,

its general partner

By:	/s/ ULI HACKSELL
Name:	Uli Hacksell
Title:	Chief Executive Officer

By:	/s/ DAVID M. LAWRENCE
Name:	David M. Lawrence
Title:	Vice President

Guarantee of performance by: ALLERGAN, INC.

By:	/s/ SCOTT WHITCUP
Name:	Scott Whitcup
Title:	Executive Vice President

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